UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

Blox, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53565	20-8530914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5th Floor, 1177 Avenue of Americas, New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

(604)-314-9293

Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01: Other Events

Blox, Inc. (OTCQB: BLXX), (“Blox” or the “Company”) is pleased to announce that it has successfully submitted to the government of Guinea a mining lease application for its Mansounia property.

Mining Permit Application

Mansounia Mining permit application has been submitted to the Government of Guinea for consideration following the successful completion of a feasibility study completed to meet the standards of the Guinea Government.

Blox has also completed a presentation to the National Service for Coordination of Mining Projects (SNCPM). In attendance were the executives representing the various Technical Services of the Ministry of Mines and Geology and Advisers to the Minister (DNG, DNM, SNCPM, CPDM, BSD, SAJ, SRCCL, IG, ONGS, CCM, SPPK, SOGUIPAMI). Blox has incorporated all received suggestions made by the Committee members Technique in Charge of Validation of Feasibility Studies (CTVEF) and has received favourable response.

No.	State Institutions In Attendance (Abbreviated)	Meaning
1	BSD	Bureau de Stratégie et de Développement.
2	CCM	Comité de Coordination Multisectoriel
3	CPDM	Centre de Promotion et de Développement Minier.
4	DNG	Direction Nationale de la Géologie.
5	DNM	Direction Nationale des Mines.
6	IG	Inspection Générale .
7	ONGS	Office National Geo-Service.
8	SAJ	Service des Affaires Juridiques.
9	SNCPM	Service National de Coordination des Projets Miniers.
10	SOGUIPAMI	Société Guinéenne de Patrimoine Minier.
11	SPPK	Service Permanent du Processus de Kimberley.
12	SRCCL	Service de Relation Communautaire et Contenu Local.

The Mansounia Gold Project is a 145km2 concession located 4km south of the Kiniero Gold Mine. Kiniero has historically produced over 288K oz Gold and is currently in care and maintenance with a CIL plant on site. Mansounia contains a current JORC Compliant resource of 1.29-million ounces at a pre-feasibility stage. The project is located in the highly prospective Siguiri Basin region of Eastern Guinea.

Inter-Ministerial Site Visit

Following the successful submission and presentation of the application to the government of Guinea, A eight {8) member inter-ministerial team was appointed to visit the property to envisage the exploration activities completed by the company till date. The team which was highly impressed by the work done by Blox has submitted its report to the government, their report will be reviewed along side the company’s submissions. The company anticipates that it will be granted the mining lease in 2020.

“I am extremely excited about the successful placement of the mining lease application for the Mansounia property and for the favourable response and collaborations received so far from the Government of Guinea. We are very hopeful that we will receive the signed presidential decree for the mining permit. The planning of infill drilling to further increase the resource and confidence is underway.”

Item 9.01: Financial Statements and Exhibits

99.1	Press Release dated November 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2019

Blox, Inc.

/s/ Ronald Renee

CEO & Chairman

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